Exhibit 77.E

Sub-Item 77.E  Legal Proceedings


Recently, Columbia Management Advisors, Inc. ("CMA") has been named as a defendant in several derivative actions under Sections 34(b), 36(b) and 48(a) of the Investment Company Act of 1940, as amended, alleging, among other things, that the fees and expenses paid by the Fund are excessive. Cohen v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 2, 2004; Osburn v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 10, 2004; Slicker v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 11, 2004; and Simmonds v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on September 8, 2004. CMA and the other defendants to these actions and various of its affiliates, certain other mutual funds advised by CMA and its affiliates, and various directors of such funds, have denied these allegations and are contesting the plaintiffs' claims.
Various civil individual, class and derivative actions have been filed in regard to these market timing allegations. As of January 31, 2005, we have received the following complaints:

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
         Case # 04 10534 PBS

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS












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(5)      AB Medical Equipment Corp., Individually and On Behalf of All Others
Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, et al.

         United States District Court
         Southern District of New York
         Case # 04 CV 1576


(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL


(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS


(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS



















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EXHIBIT 77.H


77.H     CHANGES IN CONTROL OF REGISTRANT


CMG SMALL CAP FUND (SERIES #01):

Controlling interest went to record owner, Wells Fargo Bank at 25.82%. No other client holds more than 25% of the fund.


CMG INTERNATIONAL STOCK FUND (SERIES #02):

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus R/R, at 40.78% and 38.42%, respectively. No other client holds more than 25% of the fund.


CMG HIGH YIELD FUND (SERIES #03):

No client had controlling interest in this fund.


CMG SHORT TERM BOND FUND (SERIES #04):

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 29.16%. No other client holds more than 25% of the fund.


CMG CORE BOND FUND (SERIES #05)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 76.90%. No other client holds more than 25% of the fund.


CMG SMALL/MID CAP FUND (SERIES #07)

No client had controlling interest in this fund.


CMG STRATEGIC EQUITY FUND (SERIES #08)

No client had controlling interest in this fund.


CMG ENHANCED S&P 500 INDEX FUND (SERIES #09)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 76.78%. No other client holds more than 25% of the fund.










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CMG MID CAP GROWTH FUND (SERIES #10)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 55.82%. No other client holds more than 25% of the fund.


CMG MID CAP VALUE FUND (SERIES #11)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 57.29%. No other client holds more than 25% of the fund.


CMG SMALL CAP GROWTH FUND (SERIES #12)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus R/R and Fleet National Bank FBO CMC Omnibus C/C at 53.64% and 34.59%, respectively. No other client holds more than 25% of the fund.


CMG SMALL CAP VALUE FUND (SERIES #13)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus R/R and Fleet National Bank FBO CMC Omnibus C/C at 47.81% and 34.32%, respectively. No other client holds more than 25% of the fund.


CMG LARGE CAP GROWTH FUND (SERIES #14)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C at 52.60% and Fleet National Bank FBO CMC Omnibus C/R at 25.96%. No other client holds more than 25% of the fund.


CMG LARGE CAP VALUE FUND (SERIES #15)

Controlling interest went to record owners, Fleet National Bank FBO CMC Omnibus C/C and Fleet National Bank FBO CMC Omnibus R/R, at 46.46% and 33.77%, respectively. No other client holds more than 25% of the fund.


CMG ULTRA SHORT TERM BOND FUND (SERIES #16)

Controlling interest went to record owner, Fleet National Bank FBO CMC Omnibus C/C at 29.16%. No other client holds more than 25% of the fund.